                                                   Exhibit A

               PORTFOLIO MANAGEMENT AGREEMENT

   AGREEMENT made this ____ day of _____________, 1996 among The GCG Trust (the "Trust"), a Massachusetts business trust, Directed Services, Inc. ("Manager"), a New York corporation, and Chancellor LGT Asset Management, Inc. ("Portfolio Manager"), a Delaware corporation.
   WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end, management investment company;
   WHEREAS, the Trust is authorized to issue separate series, each of which will offer a separate class of shares
of   beneficial  interest,  each  series  having   its   own
investment   objective   or   objectives,   policies,    and
limitations;
   WHEREAS, the Trust currently offers shares in multiple series, may offer shares of additional series in the future, and intends to offer shares of additional series in the future;
   WHEREAS, pursuant to a Management Agreement, effective as of August 13, 1996, a copy of which has been provided to the Portfolio Manager, the Trust has retained the Manager to render advisory, management, and administrative services to many of the Trust's series;
   WHEREAS, the Trust and the Manager wish to retain the Portfolio Manager to furnish investment advisory services to one or more of the series of the Trust, and the Portfolio Manager is willing to furnish such services to the Trust and the Manager;
   NOW THEREFORE, in consideration of the premises and the promises and mutual covenants herein contained, it is agreed between the Trust, the Manager, and the Portfolio Manager as follows:
   1.   Appointment.   The  Trust  and  the  Manager  hereby
appoint Chancellor LGT Asset Management, Inc. to act as Portfolio Manager to the Series designated on Schedule A of this Agreement (each a "Series") for the periods and on the terms set forth in this Agreement. The Portfolio Manager accepts such appointment and agrees to furnish the services
herein  set forth for the compensation herein provided.   In
the event the Trust designates one or more series other than the Series with respect to which the Trust and the Manager wish to retain the Portfolio Manager to render investment advisory services hereunder, they shall notify the Portfolio Manager in writing. If the Portfolio Manager is willing to render such services, it shall notify the Trust and Manager in writing, whereupon such series shall become a Series hereunder, and be subject to this Agreement.
   2.   Portfolio  Management  Duties.    Subject   to   the
supervision of the Trust's Board of Trustees and the Manager, the Portfolio Manager will provide a continuous investment program for each Series' portfolio and determine the composition of the assets of each Series' portfolio, including determination of the purchase, retention, or sale of the securities, cash, and other investments contained in
the   portfolio.    The  Portfolio  Manager   will   provide
investment research and conduct a continuous program of evaluation, investment, sales, and reinvestment of each Series' assets by determining the securities and other investments that shall be purchased, entered into, sold, closed, or exchanged for the Series, when these transactions should be executed, and what portion of the assets of each Series should be held in the various securities and other investments in which it may invest, and the Portfolio Manager is hereby authorized to execute and perform such services on behalf of each Series. To the extent permitted by the investment policies of the Series, the Portfolio Manager shall make decisions for the Series as to foreign currency matters and make determinations as to and execute and perform foreign currency exchange contracts on behalf of the Series. The Portfolio Manager will provide the services
under   this  Agreement  in  accordance  with  the   Series'
investment   objective   or   objectives,   policies,    and
restrictions as stated in the Trust's Registration Statement filed with the Securities and Exchange Commission ("SEC"), as amended, copies of which shall be sent to the Portfolio
Manager  by  the  Manager.   The Portfolio  Manager  further
agrees as follows:
       (a) The Portfolio Manager will (1) manage each Series so that it will qualify as a regulated investment company under Subchapter M of the Internal Revenue Code,
   (2) manage each Series so as to ensure compliance by the Series with the diversification requirements of Section 817(h) of the Internal Revenue Code and regulations issued  thereunder,  and (3) use  reasonable  efforts  to
   manage the Series so as to ensure compliance by each Series with any other rules and regulations pertaining to investment vehicles underlying variable annuity or variable life insurance policies. The Manager or the Trust will notify the Portfolio Manager of any pertinent changes, modifications to, or interpretations of Section 817(h) of the Internal Revenue Code and regulations issued thereunder.
       (b) The Portfolio Manager will conform with the 1940 Act and all rules and regulations thereunder, all other applicable federal and state laws and regulations, with any applicable procedures adopted by the Trust's Board of Trustees of which the Portfolio Manager has been sent a copy, and the provisions of the Registration Statement of the Trust under the Securities Act of 1933 (the "1933 Act") and the 1940 Act, as supplemented or amended, of
   which  the  Portfolio Manager has received a  copy.   The
   Manager or the Trust will notify the Portfolio Manager of pertinent provisions of applicable state insurance law with which the Portfolio Manager must comply under this Paragraph 2(b).
       (c) On occasions when the Portfolio Manager deems the purchase or sale of a security to be in the best interest of a Series as well as of other investment advisory clients of the Portfolio Manager or any of its affiliates, the Portfolio Manager may, to the extent permitted by applicable laws and regulations, but shall not be obligated to, aggregate the securities to be so sold or purchased with those of its other clients where such aggregation is not inconsistent with the policies set forth in the Registration Statement. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Portfolio Manager in a manner that is fair and equitable in the judgment of the Portfolio Manager in the exercise of its fiduciary obligations to the Trust and to such other clients, subject to review by the Manager and the Board of Trustees.
       (d) In connection with the purchase and sale of securities for a Series, the Portfolio Manager will
   arrange  for  the  transmission  to  the  custodian   and
   portfolio  accounting agent for the  Series  on  a  daily
   basis,  such  confirmation,  trade  tickets,  and   other
   documents  and  information, including, but  not  limited
   to,   CUSIP,  SEDOL,  or  other  numbers  that   identify
   securities  to  be  purchased or sold on  behalf  of  the
   Series, as may be reasonably necessary to enable the custodian and portfolio accounting agent to perform its administrative and recordkeeping responsibilities with
   respect   to  the  Series.   With  respect  to  portfolio
   securities   to   be  purchased  or  sold   through   the
   Depository  Trust  Company, the  Portfolio  Manager  will
   arrange   for   the   automatic   transmission   of   the
   confirmation of such trades to the Trust's custodian and portfolio accounting agent.
       (e) The Portfolio Manager will monitor on a daily basis the determination by the custodian and portfolio accounting agent for the Trust of the valuation of
   portfolio  securities  and  other  investments   of   the
   Series.   The Portfolio Manager will assist the custodian
   and   portfolio  accounting  agent  for  the   Trust   in
   determining   or   confirming,   consistent   with    the
   procedures   and  policies  stated  in  the  Registration
   Statement for the Trust, the value of any portfolio securities or other assets of the Series for which the
   custodian   and   portfolio   accounting   agent    seeks
   assistance   from  or  identifies  for  review   by   the
   Portfolio Manager.
       (f) The Portfolio Manager will make available to the Trust and the Manager, promptly upon request, all of the Series' investment records and ledgers maintained by the Portfolio Manager (which shall not include the records and ledgers maintained by the custodian or portfolio accounting agent for the Trust) as are necessary to
   assist   the  Trust  and  the  Manager  to  comply   with
   requirements of the 1940 Act and the Investment Advisers Act of 1940 (the "Advisers Act"), as well as other applicable laws. The Portfolio Manager will furnish to regulatory authorities having the requisite authority any information or reports in connection with such services which may be requested in order to ascertain whether the operations of the Trust are being conducted
   in   a   manner  consistent  with  applicable  laws   and
   regulations.
       (g) The Portfolio Manager will provide reports to the Trust's Board of Trustees for consideration at meetings of the Board on the investment program for the Series
   and   the  issuers  and  securities  represented  in  the
   Series' portfolio, and will furnish the Trust's Board of Trustees with respect to the Series such periodic and special reports as the Trustees and the Manager may reasonably request.
       (h) In rendering the services required under this Agreement, the Portfolio Manager may, from time to time, employ or associate with itself such person or persons as it believes necessary to assist it in carrying out
   its  obligations  under  this  Agreement.   However,  the
   Portfolio Manager may not retain as subadviser any company that would be an "investment adviser," as that term is defined in the 1940 Act, to the Series unless the contract with such company is approved by a majority of the Trust's Board of Trustees and a majority of
   Trustees  who  are  not  parties  to  any  agreement   or
   contract with such company and who are not "interested persons," as defined in the 1940 Act, of the Trust, the Manager, or the Portfolio Manager, or any such company that is retained as subadviser, and is approved by the vote of a majority of the outstanding voting securities of the applicable Series of the Trust to the extent required by the 1940 Act. The Portfolio Manager shall be responsible for making reasonable inquiries and for reasonably ensuring that any employee of the Portfolio Manager, any subadviser that the Portfolio Manager has employed or with which it has associated with respect to the Series, or any employee thereof has not, to the best of the Portfolio Manager's knowledge, in any material connection with the handling of Trust assets:
          (i)been convicted, in the last ten (10) years, of any felony or misdemeanor arising out of conduct involving embezzlement, fraudulent conversion, or misappropriation of funds or securities, involving violations of Sections 1341, 1342, or 1343 of Title 18, United States Code, or involving the purchase or sale of any security; or
          (ii)    been   found   by  any  state   regulatory
       authority, within the last ten (10) years, to have violated or to have acknowledged violation of any provision of any state insurance law involving fraud, deceit, or knowing misrepresentation; or
          (iii)   been  found  by  any  federal   or   state
       regulatory authorities, within the last ten (10) years, to have violated or to have acknowledged violation of any provision of federal or state securities laws involving fraud, deceit, or knowing misrepresentation.
   3. Broker-Dealer Selection. The Portfolio Manager is responsible for decisions to buy and sell securities and other investments for each Series' portfolio, broker-dealer selection, and negotiation of brokerage commission rates. The Portfolio Manager's primary consideration in effecting a security transaction will be to obtain the best execution for the Series, taking into account the factors specified in the prospectus and/or statement of additional information for the Trust, which include price (including the applicable brokerage commission or dollar spread), the size of the order, the nature of the market for the security, the timing of the transaction, the reputation, the experience and financial stability of the broker-dealer involved, the quality of the service, the difficulty of execution, and the execution capabilities and operational facilities of the firm involved, and the firm's risk in positioning a block of
securities.   Accordingly, the price to the  Series  in  any
transaction  may be less favorable than that available  from
another   broker-dealer  if  the  difference  is  reasonably
justified, in the judgment of the Portfolio Manager in the exercise of its fiduciary obligations to the Trust, by other
aspects   of  the  portfolio  execution  services   offered.
Subject  to  such  policies as the  Board  of  Trustees  may
determine   and  consistent  with  Section  28(e)   of   the
Securities Exchange Act of 1934, the Portfolio Manager shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Series to pay a broker-dealer for effecting a portfolio investment transaction in excess of the amount of commission another broker- dealer would have charged for effecting that transaction, if the Portfolio Manager or its affiliate determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by
such   broker-  dealer,  viewed  in  terms  of  either  that
particular  transaction or the Portfolio  Manager's  or  its affiliate's overall responsibilities with respect to the Series and to their other clients as to which they exercise investment discretion. To the extent consistent with these standards, the Portfolio Manager is further authorized to allocate the orders placed by it on behalf of the Series to the Portfolio Manager if it is registered as a broker-dealer with the SEC, to its affiliated broker-dealer, or to such brokers and dealers who also provide research or statistical material, or other services to the Series, the Portfolio Manager, or an affiliate of the Portfolio Manager. Such allocation shall be in such amounts and proportions as the Portfolio Manager shall determine consistent with the above standards, and the Portfolio Manager will report on said allocation regularly to the Board of Trustees of the Trust indicating the broker-dealers to which such allocations have been made and the basis therefor.
   4.  Disclosure  about Portfolio Manager.   The  Portfolio
Manager  has  reviewed the post-effective amendment  to  the
Registration  Statement  for  the  Trust  filed   with   the
Securities and Exchange Commission that contains disclosure about the Portfolio Manager, and represents and warrants that, with respect to the disclosure about the Portfolio Manager or information relating, directly or indirectly, to the Portfolio Manager, such Registration Statement contains, as of the date hereof, no untrue statement of any material fact and does not omit any statement of a material fact which was required to be stated therein or necessary to make
the   statements  contained  therein  not  misleading.   The
Portfolio Manager further represents and warrants that it is a duly registered investment adviser under the Advisers Act and a duly registered investment adviser in all states in which the Portfolio Manager is required to be registered.
   5.  Expenses.   During  the term of this  Agreement,  the
Portfolio Manager will pay all expenses incurred by it and its staff and for their activities in connection with its
portfolio  management  duties  under  this  Agreement.   The
Manager  or  the  Trust  shall be responsible  for  all  the expenses  of  the  Trust's  operations  including,  but  not limited to:
       (a) Expenses of all audits by the Trust's independent
   public accountants;
       (b)   Expenses   of   the  Series'  transfer   agent,
   registrar,  dividend  disbursing agent,  and  shareholder
   recordkeeping services;
       (c)   Expenses  of  the  Series'  custodial  services
   including   recordkeeping  services   provided   by   the
   custodian;
       (d) Expenses of obtaining quotations for calculating the value of each Series's net assets;
       (e) Expenses of obtaining Portfolio Activity Reports and Analyses of International Management Reports (as appropriate) for each Series;
       (f) Expenses of maintaining the Trust's tax records;
       (g)  Salaries and other compensation of  any  of  the
   Trust's executive officers and employees, if any, who are not officers, directors, stockholders, or employees
   of   the  Portfolio  Manager  or  an  affiliate  of   the
   Portfolio Manager;
       (h) Taxes levied against the Trust;
       (i) Brokerage fees and commissions in connection with the purchase and sale of portfolio securities for the Series;
       (j)   Costs,  including  the  interest  expense,   of
   borrowing money;
       (k) Costs and/or fees incident to meetings of the Trust's shareholders, the preparation and mailings of
   prospectuses   and   reports  of   the   Trust   to   its
   shareholders, the filing of reports with regulatory bodies, the maintenance of the Trust's existence, and
   the   regulation  of  shares  with  federal   and   state
   securities or insurance authorities;
       (l) The Trust's legal fees, including the legal fees related to the registration and continued qualification of the Trust's shares for sale;
       (m) Costs of printing stock certificates representing
   shares of the Trust;
       (n)  Trustees' fees and expenses to trustees who  are
   not   officers,   employees,  or  stockholders   of   the
   Portfolio Manager or any affiliate thereof;
       (o) The Trust's pro rata portion of the fidelity bond required by Section 17(g) of the 1940 Act, or other insurance premiums;
       (p) Association membership dues;
       (q)  Extraordinary expenses of the Trust as may arise
   including   expenses   incurred   in   connection    with
   litigation, proceedings, and other claims (unless the Portfolio Manager is responsible for such expenses under
   Section  15 of this Agreement), and the legal obligations
   of   the  Trust  to  indemnify  its  Trustees,  officers,
   employees,  shareholders, distributors, and  agents  with
   respect thereto; and
       (r) Organizational and offering expenses.
   6. Compensation. For the services provided, the Manager will pay the Portfolio Manager a fee, payable monthly as described in Schedule B.
   7. Seed Money. The Manager agrees that the Portfolio Manager shall not be responsible for providing money for the initial capitalization of the Series.
   8. Compliance.
       (a) The Portfolio Manager agrees that it shall immediately notify the Manager and the Trust (1) in the event that the SEC has censured the Portfolio Manager; placed limitations upon its activities, functions or operations; suspended or revoked its registration as an investment adviser; or has commenced proceedings or an investigation that may result in any of these actions,
   (2) upon having a reasonable basis for believing that the Series has ceased to qualify or might not qualify as a regulated investment company under Subchapter M of the Internal Revenue Code, or (3) upon having a reasonable basis for believing that the Series has ceased to comply with the diversification provisions of Section 817(h) of the Internal Revenue Code or the Regulations thereunder. The Portfolio Manager further agrees to notify the Manager and the Trust immediately of any material fact known to the Portfolio Manager respecting or relating to the Portfolio Manager that is not contained in the Registration Statement or prospectus for the Trust, or any amendment or supplement thereto, or of any statement contained therein that becomes untrue in any material respect.
       (b) The Manager agrees that it shall immediately notify the Portfolio Manager (1) in the event that the SEC has censured the Manager or the Trust; placed limitations upon either of their activities, functions,
   or   operations;  suspended  or  revoked  the   Manager's
   registration as an investment adviser; or has commenced proceedings or an investigation that may result in any of these actions, (2) upon having a reasonable basis for believing that the Series has ceased to qualify or might not qualify as a regulated investment company under Subchapter M of the Internal Revenue Code, or (3) upon having a reasonable basis for believing that the Series has ceased to comply with the diversification provisions of Section 817(h) of the Internal Revenue Code or the Regulations thereunder.
   9. Insurance Company Offerees. All parties acknowledge that the Trust will offer its shares so that it may serve as an investment vehicle for variable annuity contracts and
variable   life  insurance  policies  issued  by   insurance
companies. The Trust and the Manager agree that shares of the Series may be offered only to the separate accounts and general account of insurance companies that are approved in writing by the Portfolio Manager. The Portfolio Manager agrees that shares of this Series may be offered to separate accounts and the general account of Golden American Variable Life Insurance Company and to the general and separate accounts of any insurance companies that are or become affiliated with Golden American Life Insurance Company. The Manager and Trust agree that the Portfolio Manager shall be under no obligation to investigate insurance companies to which the Trust offers or proposes to offer its shares.
   10.Books   and   Records.    In   compliance   with   the
requirements of Rule 31a-3 under the 1940 Act, the Portfolio Manager hereby agrees that all records which it maintains for the Series are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's or the Manager's request, although the Portfolio Manager may, at its own expense, make and retain a copy of such records. The Portfolio Manager further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-l under the 1940 Act and to preserve the records required by Rule 204-2 under the Advisers Act for the period specified in the Rule.
   11.Cooperation. Each party to this Agreement agrees to cooperate with each other party and with all appropriate governmental authorities having the requisite jurisdiction (including, but not limited to, the Securities and Exchange Commission and state insurance regulators) in connection with any investigation or inquiry relating to this Agreement or the Trust.
   12.Representations  respecting  Portfolio  Manager.   The
Manager and the Trust agree that neither the Trust, the Manager, nor affiliated persons of the Trust or the Manager shall give any information or make any representations or statements in connection with the sale of shares of the Series concerning the Portfolio Manager or the Series other than the information or representations contained in the
Registration   Statement,  prospectus,   or   statement   of
additional information for the Trust shares, as they may be amended or supplemented from time to time, or in reports or proxy statements for the Trust, or in sales literature or other promotional material approved in advance by the
Portfolio Manager, except with the prior permission of the Portfolio Manager. The parties agree that in the event that the Manager or an affiliated person of the Manager sends sales literature or other promotional material to the Portfolio Manager for its approval and the Portfolio Manager has not commented within 30 days, the Manager and its
affiliated  persons  may  use  and  distribute  such   sales
literature or other promotional material, although, in such event, the Portfolio Manager shall not be deemed to have approved of the contents of such sales literature or other promotional material.
   13.Control. Notwithstanding any other provision of the Agreement, it is understood and agreed that the Trust shall at all times retain the ultimate responsibility for and
control   of  all  functions  performed  pursuant  to   this
Agreement and reserve the right to direct, approve, or disapprove any action hereunder taken on its behalf by the Portfolio Manager.
   14.Services Not Exclusive. It is understood that the services of the Portfolio Manager are not exclusive, and nothing in this Agreement shall prevent the Portfolio Manager (or its affiliates) from providing similar services to other clients, including investment companies (whether or not their investment objectives and policies are similar to those of the Series) or from engaging in other activities.
   15.Liability.   Except as may otherwise  be  required  by
the 1940 Act or the rules thereunder or other applicable law, the Trust and the Manager agree that the Portfolio Manager, any affiliated person of the Portfolio Manager, and each person, if any, who, within the meaning of Section 15 of the 1933 Act controls the Portfolio Manager shall not be liable for, or subject to any damages, expenses, or losses in connection with, any act or omission connected with or arising out of any services rendered under this Agreement, except by reason of willful misfeasance, bad faith, or gross negligence in the performance of the Portfolio Manager's duties, or by reason of reckless disregard of the Portfolio Manager's obligations and duties under this Agreement.
   16.Indemnification.
       (a) The Manager agrees to indemnify and hold harmless the Portfolio Manager, any affiliated person of the Portfolio Manager, and each person, if any, who, within the meaning of Section 15 of the 1933 Act controls ("controlling person") the Portfolio Manager (all of such persons being referred to as "Portfolio Manager
   Indemnified   Persons")  against  any  and  all   losses,
   claims, damages, liabilities, or litigation (including legal and other expenses) to which a Portfolio Manager Indemnified Person may become subject under the 1933 Act, the 1940 Act, the Advisers Act, the Internal Revenue Code, under any other statute, at common law or otherwise, arising out of the Manager's responsibilities
   to   the   Trust  which  (1)  may  be  based   upon   any
   misfeasance, malfeasance, or nonfeasance by the Manager, any of its employees or representatives or any affiliate of or any person acting on behalf of the Manager or (2) may be based upon any untrue statement or alleged untrue statement of a material fact supplied by, or which is the responsibility of, the Manager and contained in the Registration Statement or prospectus covering shares of the Trust or a Series, or any amendment thereof or any supplement thereto, or the omission or alleged omission to state therein a material fact known or which should have been known to the Manager and was required to be stated therein or necessary to make the statements
   therein   not   misleading,  unless  such  statement   or
   omission was made in reliance upon information furnished to the Manager or the Trust or to any affiliated person
   of   the  Manager  by  a  Portfolio  Manager  Indemnified
   Person; provided however, that in no case shall the indemnity in favor of the Portfolio Manager Indemnified Person be deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties, or by reason of its reckless disregard of obligations and duties under this Agreement.
       (b) Notwithstanding Section 15 of this Agreement, the Portfolio Manager agrees to indemnify and hold harmless the Manager, any affiliated person of the Manager, and each person, if any, who, within the meaning of Section 15 of the 1933 Act, controls ("controlling person") the Manager (all of such persons being referred to as
   "Manager  Indemnified  Persons")  against  any  and   all
   losses,   claims,  damages,  liabilities,  or  litigation
   (including legal and other expenses) to which a Manager Indemnified Person may become subject under the 1933 Act, 1940 Act, the Advisers Act, the Internal Revenue
   Code,   under  any  other  statute,  at  common  law   or
   otherwise,   arising  out  of  the  Portfolio   Manager's
   responsibilities  as  Portfolio  Manager  of  the  Series
   which   (1)   may   be   based  upon   any   misfeasance,
   malfeasance,  or  nonfeasance by the  Portfolio  Manager,
   any   of   its  employees  or  representatives,  or   any
   affiliate of or any person acting on behalf of the Portfolio Manager, (2) may be based upon a failure to comply with Section 2, Paragraph (a) of this Agreement, or (3) may be based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or prospectus covering the shares of the Trust or a Series, or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact known or which should have been known to the Portfolio Manager and was required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon information furnished to the
   Manager,  the  Trust,  or any affiliated  person  of  the
   Manager  or  Trust  by  the  Portfolio  Manager  or   any
   affiliated person of the Portfolio Manager; provided, however, that in no case shall the indemnity in favor of a Manager Indemnified Person be deemed to protect such person against any liability to which any such person
   would   otherwise  be  subject  by  reason   of   willful
   misfeasance,   bad   faith,  gross  negligence   in   the
   performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement.
       (c)  The  Manager shall not be liable under Paragraph
   (a) of this Section 16 with respect to any claim made against a Portfolio Manager Indemnified Person unless such Portfolio Manager Indemnified Person shall have notified the Manager in writing within a reasonable time after the summons, notice, or other first legal process or notice giving information of the nature of the claim shall have been served upon such Portfolio Manager
   Indemnified Person (or after such Portfolio Manager Indemnified Person shall have received notice of such service on any designated agent), but failure to notify the Manager of any such claim shall not relieve the Manager from any liability which it may have to the Portfolio Manager Indemnified Person against whom such action is brought otherwise than on account of this
   Section 16. In case any such action is brought against the Portfolio Manager Indemnified Person, the Manager will be entitled to participate, at its own expense, in the defense thereof or, after notice to the Portfolio
   Manager   Indemnified  Person,  to  assume  the   defense
   thereof, with counsel satisfactory to the Portfolio Manager Indemnified Person. If the Manager assumes the defense of any such action and the selection of counsel by the Manager to represent both the Manager and the Portfolio Manager Indemnified Person would result in a conflict of interests and therefore, would not, in the reasonable judgment of the Portfolio Manager Indemnified
   Person,  adequately  represent  the  interests   of   the
   Portfolio Manager Indemnified Person, the Manager will, at its own expense, assume the defense with counsel to the Manager and, also at its own expense, with separate counsel to the Portfolio Manager Indemnified Person, which counsel shall be satisfactory to the Manager and
   to   the  Portfolio  Manager  Indemnified  Person.    The
   Portfolio Manager Indemnified Person shall bear the fees and expenses of any additional counsel retained by it, and the Manager shall not be liable to the Portfolio Manager Indemnified Person under this Agreement for any legal or other expenses subsequently incurred by the Portfolio Manager Indemnified Person independently in
   connection   with   the  defense   thereof   other   than
   reasonable costs of investigation. The Manager shall not have the right to compromise on or settle the litigation without the prior written consent of the Portfolio
   Manager   Indemnified  Person  if   the   compromise   or
   settlement  results,  or  may  result  in  a  finding  of
   wrongdoing   on   the  part  of  the  Portfolio   Manager
   Indemnified Person.
       (d) The Portfolio Manager shall not be liable under Paragraph (b) of this Section 16 with respect to any claim made against a Manager Indemnified Person unless such Manager Indemnified Person shall have notified the Portfolio Manager in writing within a reasonable time after the summons, notice, or other first legal process or notice giving information of the nature of the claim shall have been served upon such Manager Indemnified Person (or after such Manager Indemnified Person shall have received notice of such service on any designated agent), but failure to notify the Portfolio Manager of any such claim shall not relieve the Portfolio Manager from any liability which it may have to the Manager Indemnified Person against whom such action is brought
   otherwise  than on account of this Section 16.   In  case
   any   such   action  is  brought  against   the   Manager
   Indemnified  Person,  the  Portfolio  Manager   will   be
   entitled  to  participate, at its  own  expense,  in  the
   defense   thereof  or,  after  notice  to   the   Manager
   Indemnified Person, to assume the defense thereof, with counsel satisfactory to the Manager Indemnified Person. If the Portfolio Manager assumes the defense of any such action and the selection of counsel by the Portfolio Manager to represent both the Portfolio Manager and the Manager Indemnified Person would result in a conflict of interests and therefore, would not, in the reasonable judgment of the Manager Indemnified Person, adequately
   represent   the  interests  of  the  Manager  Indemnified
   Person, the Portfolio Manager will, at its own expense, assume the defense with counsel to the Portfolio Manager and, also at its own expense, with separate counsel to the Manager Indemnified Person which counsel shall be satisfactory to the Portfolio Manager and to the Manager
   Indemnified  Person.   The  Manager  Indemnified   Person
   shall bear the fees and expenses of any additional counsel retained by it, and the Portfolio Manager shall not  be  liable to the Manager Indemnified  Person  under
   this   Agreement   for  any  legal  or   other   expenses
   subsequently incurred by the Manager Indemnified Person independently in connection with the defense thereof
   other  than  reasonable  costs  of  investigation.    The
   Portfolio Manager shall not have the right to compromise on or settle the litigation without the prior written
   consent  of  the  Manager  Indemnified  Person   if   the
   compromise  or  settlement results, or may  result  in  a
   finding   of  wrongdoing  on  the  part  of  the  Manager
   Indemnified Person.
   17.Duration   and  Termination.   This  Agreement   shall
become effective on the date first indicated above. Unless terminated as provided herein, the Agreement shall remain in full force and effect for two (2) years from such date and continue on an annual basis thereafter with respect to each
Series;   provided   that   such   annual   continuance   is
specifically approved each year by (a) the vote of a majority of the entire Board of Trustees of the Trust, or by the vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of each Series, and (b) the vote of a majority of those Trustees who are not parties to this Agreement or interested persons (as such term is defined in the 1940 Act) of any such party to this Agreement cast in person at a meeting called for the purpose of voting on such approval. The Portfolio Manager shall not provide any services for such Series or receive any fees on account of such Series with respect to which this Agreement is not
approved  as described in the preceding sentence.   However,
any approval of this Agreement by the holders of a majority of the outstanding shares (as defined in the 1940 Act) of a Series shall be effective to continue this Agreement with
respect  to  such  Series  notwithstanding  (i)  that   this
Agreement has not been approved by the holders of a majority of the outstanding shares of any other Series or (ii) that this agreement has not been approved by the vote of a majority of the outstanding shares of the Trust, unless such approval shall be required by any other applicable law or otherwise. Notwithstanding the foregoing, this Agreement may be terminated for each or any Series hereunder: (a) by the Manager at any time without penalty, upon sixty (60) days' written notice to the Portfolio Manager and the Trust, (b) at any time without payment of any penalty by the Trust, upon the vote of a majority of the Trust's Board of Trustees or a majority of the outstanding voting securities of each Series, upon sixty (60) days' written notice to the Manager and the Portfolio Manager, or (c) by the Portfolio Manager at any time without penalty, upon sixty (60) days' written
notice  to  the  Manager and the Trust.   In  the  event  of
termination for any reason, all records of each Series for which the Agreement is terminated shall promptly be returned to the Manager or the Trust, free from any claim or retention of rights in such record by the Portfolio Manager, although the Portfolio Manager may, at its own expense, make and retain a copy of such records. The Agreement shall automatically terminate in the event of its assignment (as such term is described in the 1940 Act). In the event this Agreement is terminated or is not approved in the manner described above, the Sections or Paragraphs numbered 2(f), 10, 11, 12, 15, 16, and 19 of this Agreement shall remain in
effect,  as  well  as  any  applicable  provision  of   this
Paragraph numbered 17.
   18.Amendments.   No provision of this  Agreement  may  be
changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective until approved by an affirmative vote of
(i) the holders of a majority of the outstanding voting securities of the Series, and (ii) the Trustees of the Trust, including a majority of the Trustees of the Trust who are not interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, if such approval is required by applicable law.
   19.Use of Name.
       (a)   It   is  understood  that  the  name  "Directed
   Services,  Inc."  or  any  derivative  thereof  or   logo
   associated  with  that name is the valuable  property  of
   the   Manager  and/or  its  affiliates,  and   that   the
   Portfolio Manager has the right to use such name (or derivative or logo) only with the approval of the Manager and only so long as the Manager is Manager to the Trust and/or the Series. Upon termination of the Management Agreement between the Trust and the Manager, the Portfolio Manager shall forthwith cease to use such name (or derivative or logo).
       (b) It is understood that the name "Chancellor LGT Asset Management, Inc." or any derivative thereof or logo associated with that name is the valuable property of the Portfolio Manager and its affiliates and that the Trust and/or the Series have the right to use such name (or derivative or logo) in offering materials of the Trust with the approval of the Portfolio Manager and for so long as the Portfolio Manager is a portfolio manager to the Trust and/or the Series. Upon termination of this Agreement between the Trust, the Manager, and the Portfolio Manager, the Trust shall forthwith cease to use such name (or derivative or logo).
   20.Amended  and  Restated Agreement  and  Declaration  of
Trust.   A  copy  of the Amended and Restated Agreement  and
Declaration of Trust for the Trust is on file with the Secretary of the Commonwealth of Massachusetts. The Amended and Restated Agreement and Declaration of Trust has been executed on behalf of the Trust by Trustees of the Trust in
their   capacity   as  Trustees  of  the   Trust   and   not
individually.   The obligations of this Agreement  shall  be
binding upon the assets and property of the Trust and shall not be binding upon any Trustee, officer, or shareholder of the Trust individually.
   21.Miscellaneous.
       (a) This Agreement shall be governed by the laws of the State of Delaware, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Advisers Act or rules or orders of the SEC thereunder. The term "affiliate" or "affiliated person" as used in this Agreement shall mean "affiliated person" as defined in Section 2(a)(3) of the 1940 Act.
       (b) The captions of this Agreement are included for convenience only and in no way define or limit any of
   the   provisions   hereof  or  otherwise   affect   their
   construction or effect.
       (c) To the extent permitted under Section 17 of this Agreement, this Agreement may only be assigned by any party with the prior written consent of the other parties.
       (d) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby, and to this extent, the provisions of this Agreement shall be deemed to be severable.
       (e) Nothing herein shall be construed as constituting the Portfolio Manager as an agent of the Manager, or constituting the Manager as an agent of the Portfolio Manager.
   IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.
                                  THE GCG TRUST

______________________________    By: _____________________________
 Attest

______________________________    _________________________________
 Title                             Title

                                  DIRECTED SERVICES, INC.

______________________________    By: _____________________________
 Attest

______________________________    _________________________________
 Title                             Title

                                  CHANCELLOR LGT ASSET MANAGEMENT, INC.

______________________________    By: _____________________________
 Attest

______________________________    _________________________________
 Title                             Title